Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

DURECT Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(1)	457(o)

	Equity	Preferred Stock, par value $0.0001 per share(1)	457(o)

	Debt	Debt Securities(1)	457(o)

	Other	Warrants(1)	457(o)

	Other	Units(1)	457(o)

	Unallocated (Universal) Shelf	—	457(o)			$27,282,646.00(3)	0.0001476	$4,027.00

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share(1)	415(a)(6)						S-3	333-258333	August 16, 2021

	Equity	Preferred Stock, par value $0.0001 per share(1)	415(a)(6)						S-3	333-258333	August 16, 2021

	Debt	Debt Securities(1)	415(a)(6)						S-3	333-258333	August 16, 2021

	Other	Warrants(1)	415(a)(6)						S-3	333-258333	August 16, 2021

	Other	Units(1)	415(a)(6)						S-3	333-258333	August 16, 2021

	Unallocated (Universal) Shelf	—	415(a)(6)	(4)		$222,717,354.00(4)			S-3	333-258333	August 16, 2021	$24,298.00

	Total Offering Amounts					$250,000,000.00		$28,325.00

	Total Fees Previously Paid							$24,298.00

	Total Fee Offsets							—

	Net Fee Due							$4,027.00

(1)

An indeterminate amount of the securities of each identified security class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act.

(3)

The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $250,000,000.

(4)

Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $222,717,354.42 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the Registrant’s registration statement on Form S-3 (File No. 333-258333) which was initially filed with the Securities and Exchange Commission on July 30, 2021 and declared effective on August 16, 2021 (the “Prior Registration Statement”), and are included in this registration statement. The Registrant paid a filing fee of $27,275.00 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) of which $24,298.46 relate to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.